UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2005

INTEGRAL VISION, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-12728	38-2191935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38700 Grand River Avenue, Farmington Hills, MI	48335
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (248) 471-2660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 19, 2005, Integral Vision, Inc. (the “Company”) entered into a lease agreement with Pocono Development Company L.L.C. to lease a light industrial building containing approximately 14,158 square feet at 49113 Wixom Tech Drive, Wixom, Michigan. The lease shall commence on the date the building shall be available (approximately on or before January 1, 2006) and shall continue until the first day of the month following the date of availability of the building, plus a period of five years after the first day of such month. Beginning on the Commencement Date and continuing on the first day of each month the Company will make the following rental payments:

Months	$ per Month	$ per Lease Year
1-12	$8,258.83	$99,106.00
13-24	$8,341.42	$100,097.06
25-36	$8,424.84	$101,098.03
37-48	$8,509.08	$102,109.01
49-60	$8,594.18	$103,130.10

The lease is a “triple net” lease pursuant to which the Company pays all expenses of the property except principal and interest payments on the debt of the property. The lease contains customary representations and warranties and affirmative and negative covenants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Lease Agreement dated October 19, 2005 by and between Pocono Development Company L.L.C. and Integral Vision, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integral Vision, Inc.
(Registrant)

Date: October 24, 2005	/S/ Mark R. Doede
(Signature)

Mark R. Doede
President and Chief Financial Officer